UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 20, 2007 (December 14, 2007)

SPECTRA ENERGY CAPITAL, LLC

(Exact name of registrant as specified in its charter)

Delaware	0-23977	51-0282142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 14, 2007, Spectra Energy Capital, LLC (“Spectra Energy Capital”), a wholly-owned subsidiary of Spectra Energy Corp (“Spectra Energy”), entered into a supplemental indenture (the “Twelfth Supplemental Indenture”) to the Senior Indenture, dated April 1, 1998 (the “Senior Indenture”), with Spectra Energy and The Bank of New York, as trustee (the “Trustee”). Pursuant to the Twelfth Supplemental Indenture, Spectra Energy has agreed to fully and unconditionally guarantee the payment of principal and interest under all series of notes outstanding under the Senior Indenture. As a result, Spectra Energy Capital is now exempt from the reporting requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) pursuant to Rule 12h-5 of the Exchange Act and will no longer file current and periodic reports with the Securities and Exchange Commission. As required to meet the conditions of that exemption, Spectra Energy will include in its consolidated financial statements for future periods the condensed consolidating financial information for Spectra Energy Capital required by Rule 3-10 of Regulation S-X promulgated under the Securities Act of 1933, as amended. The businesses that comprise each of Spectra Energy’s operating segments are all owned, directly or indirectly, by Spectra Energy Capital. Spectra Energy Capital believes that the elimination of future current and periodic filings will result in more cost-effective corporate and financial reporting. The Twelfth Supplemental Indenture will not affect the ability of Spectra Energy Capital to issue additional debt securities. Based on discussions with the applicable ratings agencies, Spectra Energy Capital believes that its entry into the Twelfth Supplemental Indenture will have no effect on its credit ratings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Twelfth Supplemental Indenture, dated December 14, 2007, among Spectra Energy Capital, LLC, Spectra Energy Corp and The Bank of New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CAPITAL, LLC

/s/ William S. Garner, Jr.
William S. Garner, Jr.
Vice President, General Counsel and Secretary

Date: December 20, 2007